UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 20, 2011 (June 15, 2011)
BROOKDALE SENIOR LIVING INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32641	20-3068069
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 Westwood Place, Suite 400,
Brentwood, Tennessee 37027
(Address of principal executive offices, Zip code)
(615) 221-2250
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 15, 2011, Brookdale Senior Living Inc. (the “Company”), in connection with the Company’s issuance of Additional Notes (as described below), entered into convertible note hedge transactions (the “Convertible Note Hedges”) with certain financial institutions affiliated with the Underwriters (as defined in the Underwriting Agreement filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on June 14, 2011) (the “Hedge Counterparties”). The Convertible Note Hedges cover, subject to customary anti-dilution adjustments, 1,406,650 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”). Also on June 15, 2011, the Company entered into warrant transactions with the Hedge Counterparties whereby the Company sold to the Hedge Counterparties warrants to acquire, subject to customary anti-dilution adjustments, up to 1,406,650 shares of Common Stock (the “Sold Warrant Transactions”). The Company used a portion of the net proceeds from the sale of the Additional Notes to pay the net cost of the Convertible Note Hedges and Sold Warrant Transactions.
     The Convertible Note Hedges are expected to reduce the potential dilution with respect to Common Stock upon conversion of the Additional Notes in the event that the price per share of Common Stock at the time of exercise is greater than the strike price of the Convertible Note Hedges, which corresponds to the initial conversion price of the Additional Notes and is similarly subject to customary anti-dilution adjustments. If, however, the price per share of Common Stock exceeds the strike price of the Sold Warrant Transactions when they expire, there would be additional dilution from the issuance of Common Stock pursuant to the warrants.
     The Convertible Note Hedges and Sold Warrant Transactions are separate transactions (in each case entered into by the Company and Hedge Counterparties), are not part of the terms of the Additional Notes and will not affect the holders’ rights under the Additional Notes. Holders of the Additional Notes do not have any rights with respect to the Convertible Note Hedges or the Sold Warrant Transactions.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 above and Item 8.01 below is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.
Item 8.01 Other Events.
     On June 20, 2011, the Company announced the completion of the issuance of $41,250,000 aggregate principal amount of the Company’s 2.75% Convertible Senior Notes due 2018 (the “Additional Notes”), pursuant to the exercise in full by the Underwriters of the over-allotment option on the previously completed convertible senior notes offering described in the Company’s Current Report on Form 8-K filed on June 14, 2011.
     A copy of the press release announcing the completion of the offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits:

Exhibit
Number	Description
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).

99.1	Press release of the registrant dated June 20, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 20, 2011

BROOKDALE SENIOR LIVING INC.
By:	/s/ T. Andrew Smith
	Name:	T. Andrew Smith
	Title:	Executive Vice President, General Counsel and Secretary

[Form 8-K]

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).

99.1	Press release of the registrant dated June 20, 2011.